                                                    Registration No. 33-

================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
              --------------------------------------------------
                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
              --------------------------------------------------

                             CNB BANCSHARES, INC.
               -------------------------------------------------
              (Exact name of registrant as specified in charter)

              Indiana                                    35-1568731
   --------------------------------         ------------------------------------
   (State or other jurisdiction             (I.R.S. Employer Identification No.)
  of incorporation or organization)

        20 N.W. Third Street, Evansville, Indiana  47739 (812) 464-3400
        ---------------------------------------------------------------
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

                CNB BANCSHARES, INC. 1995 STOCK INCENTIVE PLAN
                ----------------------------------------------
                             (Full title of plan)

             ----------------------------------------------------

                                DAVID L. KNAPP
                    Executive Vice President and Secretary
                             CNB Bancshares, Inc.
                             20 N.W. Third Street
                          Evansville, Indiana  47739
                                (812) 464-3400
                     -------------------------------------
                      (Name, address, including zip code,
                        and telephone number, including
                       area code, of agent for service)

                                  Copies to:
                              THOMAS C. ERB, Esq.
                         Lewis, Rice & Fingersh, L.C.
                              500 North Broadway
                          St. Louis, Missouri  63102
                                (314) 444-7600

                        CALCULATION OF REGISTRATION FEE

=====================================================================================
                                      Proposed          Proposed
Title of              Amount          Maximum            Maximum         Amount of
Securities to          to be       Offering Price       Aggregate       Registration
be Registered     Registered/(1)/  Per Share/(2)/  Offering Price/(2)/    Fee/(2)/
- -------------------------------------------------------------------------------------
Common Stock
(no par value)       700,000           $29.75          $20,825,000        $7,181.04
=====================================================================================

     /(1)/ Pursuant to Rule 416, this Registration Statement shall also be deemed to cover any additional securities to be offered or issued to prevent dilution resulting from stock splits, stock dividends and similar transactions.

     /(2)/ The securities registered hereunder are to be offered pursuant to the CNB Bancshares, Inc. 1995 Stock Incentive Plan. The amount set forth herein is estimated solely for purposes of calculating the registration fee in accordance with Rule 457(h)(1). Pursuant to Rule 457(c), the amount set forth herein represents the average of the high and low prices for the Registrant's common stock as of June 16, 1995, being within 5 business days of the filing of this Registration Statement.

================================================================================

          PART II - INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

    Information contained in the following documents of CNB Bancshares, Inc. (the "Registrant") filed with the Securities and Exchange Commission (the "Commission") is incorporated herein by reference:

    (a) The Annual Report of the Registrant on Form 10-K for the fiscal year ended December 31, 1994, as filed with the Commission pursuant to Section 13(a) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act");

    (b) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 1994;

    (c) The description of the Registrant's common stock (the "Common Stock") contained in the Registrant's Registration Statement on Form S-2 under the Securities Act of 1933, as amended (the "Securities Act") (Commission File No. 33-36017).

    All reports and other documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

ITEM 4.  DESCRIPTION OF SECURITIES

    This item is inapplicable as the securities to be offered are registered under Section 12 of the Exchange Act.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

    Certain legal matters in connection with the Plan and the shares of Common Stock to be issued through the Plan have been passed upon for the Registrant by Lewis, Rice & Fingersh, L.C., St. Louis, Missouri 63102. Lewis, Rice & Fingersh, L.C. was not employed for such purposes on a contingent basis. Lewis, Rice & Fingersh, L.C. did not have or receive nor will it receive a substantial interest, direct or indirect, in the Registrant or any of its subsidiaries in connection with the offering. Lewis, Rice & Fingersh, L.C. was not connected with the Registrant on any of its subsidiaries as a promoter, managing underwriter, voting trustee, director, officer, or employee.

    The consolidated financial statements of the Registrant for the year ended December 31, 1994, incorporated by reference in the Registrant's Annual Report (Form 10-K) and as restated for the February, 1995 acquisitions of Harrisburg Bancshares, Inc. and King City Federal Savings Bank and incorporated by reference in the Registrant's Current Report on Form 8-K dated May 23, 1995, have been audited by Geo. S. Olive & Co., L.L.C., independent public accountants, as indicated in their reports with respect thereto. Geo. S. Olive & Co., L.L.C. was not employed for such purpose on a contingent basis. Geo. S. Olive & Co., L.L.C. did not have or receive nor will it receive a substantial

                                      II-1
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interest, direct or indirect, in the Registrant or any of its subsidiaries in connection with the offering. Geo. S. Olive & Co., L.L.C. was not connected with the Registrant on any of its subsidiaries as a promoter, managing underwriter, voting trustee, director, officer, or employee.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

    The Bylaws of the Registrant provide that the Registrant shall indemnify any director or officer of the Registrant against any and all liability and reasonable expense that said director or officer may incur in connection with or resulting from any claim, action, suit or proceeding, or civil, criminal, administrative or investigative action, or threat thereof, by reason of said director's or officer's being or having been a director or officer of the Registrant, or serving or having served at the request of the Registrant as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, if either (i) the officer or director is wholly successful in any such claim, action, suit or proceeding, or (ii) the officer or director is not wholly successful but it is nevertheless determined that such officer or director acted in good faith in what he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, either said officer or director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful. The Bylaws further provide that the board of directors may (i) authorize like indemnification of persons who are not directors or officers of the Registrant but are employees of the Registrant or are officers, directors or employees of any subsidiary of the Registrant, and
(ii) approve indemnification of directors, officers persons to the full extent permitted by the Indiana Business Corporation Law (the "Indiana Law") in effect at such time.

    Section 23-1-37-9 of the Indiana Law provides for "mandatory indemnification," unless limited by the articles of incorporation, by a corporation against reasonable expenses incurred by a director who is wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director was a party by reason of the director being or having been a director of the corporation. Section 23-1-37-10 of the Indiana Law states that a corporation may, in advance of the final disposition of a proceeding, reimburse reasonable expenses incurred by a director who is a party to a proceeding if the director furnishes the corporation with a written affirmation of the director's good faith belief that the director has met the standard of conduct required by Section 23-1-37-8 of the Indiana Law, that the director will repay the advance if it is ultimately determined that he did not meet the standard of conduct required by Section 23-1-37-8 of the Indiana Law, and that those making the decision to reimburse the director determine that the facts then known would not preclude indemnification under the Indiana Law.

    The Registrant's Bylaws further provide, in accordance with the Indiana Law, that the Registrant shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Registrant, or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Registrant would have power to indemnify him against such liability under the Bylaws or the Indiana Law. Pursuant to a policy of directors' and officers' liability insurance with total annual limits of $10,000,000, the Registrant's directors and officers are insured, subject to the limits, retention, exceptions and other terms and conditions of such policy, against liability for any actual or alleged breach of duty, neglect, error, misstatement, misleading statement, omission or

                                      II-2
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other act done or wrongfully attempted while acting in their capacities as directors or officers of the Registrant.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

    This item is inapplicable.

ITEM 8.  EXHIBITS

    The following exhibits are submitted herewith or incorporated by reference herein.

  Exhibit
  Number    Exhibit
  ------    -------

    4(a)    Restated Articles of Incorporation of CNB Bancshares, Inc.

    4(b)    Amended By-Laws of CNB Bancshares, Inc.

    5       Opinion of Lewis, Rice & Fingersh, L.C.

    23(a)   Consent of Lewis, Rice & Fingersh, L.C. (included as part of
            Exhibit 5).

    23(b)   Consent of Geo. S. Olive & Co., L.L.C.

    24      Powers of Attorney.

ITEM 9.  UNDERTAKINGS

    (a) The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

    Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3 and the information required to be

                                      II-3
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    included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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                                   SIGNATURES

    The Registrant. Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Evansville, State of Indiana, on June 20, 1995.

                               CNB BANCSHARES, INC.


                              By  /s/ H. Lee Cooper III
                                  -----------------------------------
                                  H. Lee Cooper III
                                  Chairman of the Board and
                                  Chief Executive Officer


   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on June 20, 1995 by the following persons in the capacities indicated.


Name                              Title/Position
- ----                              --------------


 /s/ H. Lee Cooper III            Chairman of the Board and
 -------------------------        Chief Executive Officer
 H. Lee Cooper III                (principal executive officer)



 /s/ James J. Giancola            President, Chief Operating Officer
 -------------------------        and Director
 James J. Giancola


 /s/ David L. Knapp               Executive Vice President
 -------------------------        and Secretary (principal
 David L. Knapp                   financial officer)



 /s/ Ralph L. Alley               Senior Vice President and
 -------------------------        Controller, Treasurer (principal
 Ralph L. Alley                   accounting officer)



           *                      Director
 -------------------------
 John D. Engelbrecht

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          *                             Director
- ----------------------------
Robert L. Koch, II


          *                             Director
- ----------------------------
Jerry A. Lamb


          *                             Director
- ----------------------------
Burkley F. McCarthy


          *                             Director
- ----------------------------
Robert K. Ruxer


                                        Director
- ----------------------------
Thomas W. Traylor


                                        Director
- ----------------------------
Paul G. Wade


  *  By   /s/ David L. Knapp
          -------------------------------------
          Attorney-in-fact

                              CNB BANCSHARES, INC.
                        FORM S-8 REGISTRATION STATEMENT

                                 EXHIBIT INDEX

Reg. S-K
Item 601
Exhibit No.                       Exhibit
- --------------------------------------------------------------------------------

   4(a) Restated Articles of Incorporation of CNB Bancshares, Inc. is incorporated by reference herein from CNB Bancshares, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1993.

   4(b) Amended By-Laws of CNB Bancshares, Inc. is incorporated by reference herein from CNB Bancshares, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1993.

   5           Opinion of Lewis, Rice & Fingersh, L.C.

  23(a)        Consent of Lewis, Rice & Fingersh, L.C. (included in Exhibit 5).

  23(b)        Consent of Geo. S. Olive & Co., L.L.C.

  24           Powers of Attorney.